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                                                                   EXHIBIT 10.16

                                Amendment No. 1
     to the Master Services and Supply Agreement Between Ford and PeoplePC

     WHEREAS Ford Motor Company ("Ford") and PeoplePC, Inc. ("PeoplePC") entered into the Master Services and Supply Agreement effective April 4, 2000 (the "Agreement") and Ford and PeoplePC desire to clarify and modify certain financial terms of the Agreement; NOW, THEREFORE, Ford and PeoplePC agree to amend the Agreement as follows:

1.   Modification of the Agreement:  The Agreement is modified as follows:

        (a) A Section 8(a) of Exhibit A shall be superceded and replaced in its entirety with the following:

             "(a)   Ford's obligation to pay for each PeoplePC Solution shall
arise upon shipment thereof. PeoplePC shall invoice (or arrange for a Financing Party to invoice) Ford daily or on the fifteenth and last day of each month, and Ford shall send, mail or transfer (collectively, "Transfer") payment addressed to an account at the Financing Party (as defined below), or such other account as shall be agreed upon in writing by Ford, PeoplePC and the Financing Party. Such Transfer shall occur as follows: (1) not later than the twenty-first day of the month with respect to an invoice or invoices from day one through day 15 of such month, and (2) not later than the six day of the month with respect to an invoice or invoices from day 16 through the end of the prior month; provided, however, Ford has a 10-business-day period to cure and notwithstanding the foregoing, a Transfer need not be made, and the applicable due date for a Transfer will not be, sooner than five days after Ford's receipt of an applicable invoice. For purposes of this Agreement, a "Financing Party" shall mean a financial institution vendor or distributor that has extended secured credit to PeoplePC or purchased receivables from PeoplePC and shall be identified as such in a notice delivered by PeoplePC to Ford. Once a Financing Party has been designated under this Agreement, no additional Financing Party may be designated without the written consent of such initial Financing Party."

        (b) Section 8(b) of Exhibit A shall be shall be amended and modified to add the following language:

             "(b)   However, Ford or any Ford Affiliate will not assert any
setoff or counterclaim, or otherwise subject to netting, or fail or refuse for any reason to pay (collectively, a "Setoff"), receivables of PeoplePC covered by any invoice unless it shall have notified PeoplePC and each Financing Party in writing of its intent to do so (and of the amount of the claims that it intends to assert and the date of the invoice against which such Setoff shall be applied) at least 14 calendar days' prior to the date of such invoice, and any such Setoff will be invalid and void if such notice shall not have been given or if it exceeds the amount specified in such notice or if such Setoff is against an invoice other than the one specified in such notice. PeoplePC also agrees to notify Financing Party immediately upon receiving such notification from Ford, provided that this shall not affect Ford's obligation to provide such notice to each Financing Party directly.

        (c) Section 15.3 shall be amended and modified to add the following phrase prior to the current text of Section 15.3:

             "Ford acknowledges and agrees that PeoplePC may assign its rights to receive payments hereunder, whether as security or by sale, to a Financing Party. Such Financing Party shall have the rights of a third party beneficiary of this Section 15.3 and of Section 8 of Exhibit A of this Agreement. If a Financing Party is or is to be collateralized by or has purchased or is to purchase obligations owed to PeoplePC under this Agreement, this Agreement will not be amended or modified in a manner that reduces, extends or otherwise adversely affects such obligations or that adversely affects the position of such Financing Party as a creditor secured thereby or a purchaser thereof without the prior written consent of such Financing Party, which consent shall not be unreasonably withheld."

2. No Other Modifications. Except as provided above, the terms and conditions of the Agreement remain unchanged. In the event of conflict between the terms and conditions of the Agreement, and the terms and conditions of this Amendment No. 1, the terms and conditions of this Amendment No. 1 will control. Where applicable, the defined terms in the Agreement shall have the same meaning in this Amendment No. 1. This Amendment supercedes the Amendments No. 1 previously executed by the parties hereto.

3. Termination of Amendment. Other than the provisions relating to the timing and payment of invoices, this Amendment shall terminate and be of no further force and effect upon the termination of, and payment in full of all obligations of People PC under (i) the anticipated 364 day credit facility between The Chase Manhattan Bank and PeoplePC (as the same may be amended, supplemented, extended or otherwise modified from time to
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    time, excluding any extensions beyond such 364 day period not approved by
    Ford in writing), and (ii) any credit facility by a vendor or distributor that PeoplePC is using in connection with the Ford Program with a term of not more than one year unless approved by Ford in writing.


IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed, effective as of this 18th day of July 2000.


PeoplePC, Inc.:                    Ford Motor Company:

By: /s/ Glen Kohl                  By: /s/ Michael Radojevic
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Name:   Glen Kohl                  Name:   Michael Radojevic
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       Senior Vice President,
       Corporate Secretary and            Ford Motor Company
Title: General Counsel             Title: Purchasing
      --------------------------         -------------------------

Date:   July 18, 2000              Date:   July 18, 2000
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